Exhibit 10.2

FINDER’S FEE AGREEMENT

This agreement (the “Agreement”), dated as of June 28, 2012 is by and between Frontier Oilfield Services Inc. (“Frontier”) and Dimirak Securities Corporation. (“Dimirak”), each of whom are sometimes referred to individually as “party” and collectively as the “parties”.

Frontier has agreed that Dimirak will act as a non-exclusive Finder on behalf of Frontier for equity or debt financing up the amount of $2,000,000. This letter documents the finder’s fee agreement between Frontier and Dimirak in connection with a potential transaction(s). Dimirak represents that it is a broker-dealer registered with the Securities and Exchange Commission (SEC) and is a member in good standing with the Financial Industry Regulatory Authority (FINRA).

All Contacts identified by Dimirak must be approved or disapproved within two (2) business days after the name is submitted to Frontier as to determine whether or not Frontier has a current or prior relationship with the contact. If Frontier has a current or prior relationship with the Contact, then Frontier shall not pay a finder’s fee to Dimirak for any transactions entered into with the Contact by Frontier. Attached hereto as Schedule A is an initial list of Contacts approved by Frontier as having been identified by Dimirak.

If within one (1) year of the date hereof, Frontier enters into a definitive agreement with an approved company identified by Dimirak, then, upon closing of the Transaction, Frontier shall deliver to Dimirak a finder’s fee, as provided below.

Upon closing of a transaction for an equity investment in Frontier or debt financing acceptable to Frontier, Frontier shall pay to Dimirak an amount equal to ten percent (10%) of the Transaction Value, as defined below. Such amount shall be earned upon closing but shall be paid to Dimirak upon Frontier’s receipt of the debt or equity and in proportion to the amount(s) received. As used herein, “Transaction Value” means the aggregate value of all consideration including, but not limited to, cash, securities, or other property paid and indebtedness assumed.

Each party possesses certain proprietary and confidential information relating to its business, strategies, personnel, customers, products, intellectual property, finances, etc. (hereinafter called “Confidential Information”). For the avoidance of doubt, Confidential Information includes persons and companies (“Sponsors”) with access to investments and/or purchase opportunities (“Opportunities”) and investors in and /or purchasers of (“Investors”) such Opportunities and the Opportunities themselves. (Sponsors and Investors are collectively referred to herein as “Contacts”.)

The term “Confidential Information” as used in this Agreement shall mean all information disclosed by Frontier to Dimirak for purposes of any discussions between the parties or with Contacts in connection with any potential or actual Transaction, any and all written, printed or other materials, regardless of form, provided by Frontier to Dimirak, whether prior to or after the execution of this Agreement, and the substance and content thereof, and all information ascertained through the discussions between the parties in connection with any potential or actual Transaction. Confidential Information shall include, but not be limited to, Frontier’s business plan, private placement memorandum, marketing and operational plans and strategies, pricing, actual or potential licensing and other business arrangements, economic or financial models and valuations and all other knowledge, information or data of any nature whatsoever relating to Frontier, which has been or may hereafter be provided or disclosed by Frontier to Dimirak for purposes of any discussions between the parties or with Contacts in connection with any potential or actual Transaction.

Please indicate your agreement to the foregoing by executing a counterpart of this agreement in the space provided below.

FRONTIER OILFIELD SERVICES, INC.

By:	/s/ Tim Burroughs
Tim Burroughs, CEO

DIMIRAK SECURITIES CORPORATION

By:	/s/ Philip J. Rodriguez
Phillip J. Rodriguez
President & CEO

SCHEDULE A

Xnergy, LLC

Palace Investments

Matrix Group, LLC

Legend Merchant, LLC

Strategic Venture Partners

Allegiance